SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: OCTOBER 31, 2005
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


      DELAWARE                        1-16725                   42-1520346
(State or other jurisdiction    (Commission file number)     (I.R.S. Employer
    of incorporation)                                     Identification Number)

                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
                         (Registrant's telephone number,
                              including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                               ------------------

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 31, 2005, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended September 30, 2005. The text of the announcement is included herewith as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99 Third Quarter 2005 Earnings Release



                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             PRINCIPAL FINANCIAL GROUP, INC.


                             By:       /S/ MICHAEL H. GERSIE
                                      ------------------------------------------
                             Name:     Michael H. Gersie
                             Title:    Executive Vice President and Chief
                                       Financial Officer

Date:    November 1, 2005

RELEASE: On receipt
MEDIA CONTACT:                Jeff Rader, 515-247-7883, rader.jeff@principal.com
INVESTOR RELATIONS CONTACT:   Tom Graf, 515-235-9500,
                              investor-relations@principal.com

       PRINCIPAL FINANCIAL GROUP, INC. REPORTS THIRD QUARTER 2005 RESULTS

Des Moines, IA (October 31, 2005) - Principal Financial Group, Inc. (NYSE: PFG) today announced net income available to common stockholders for the three months ended September 30, 2005, of $210.0 million, or $0.74 per diluted share. This compares to $298.8 million (which included gains of $94.1 million associated with the sale of Principal Residential Mortgage, Inc. and $10.1 million associated with the sale of operations in Argentina), or $0.95 per diluted share for the three months ended September 30, 2004. The company reported operating earnings of $214.3 million for third quarter 2005(1), compared to $205.2 million for third quarter 2004. Operating earnings per diluted share (EPS) for third quarter 2005 were $0.75 compared to $0.66 for the same period in 2004. Operating revenues for third quarter 2005 were $2,221.9 million compared to $2,111.8 million for the same period last year.(2)

"With our initial public offering in October 2001, we set some aggressive long-term growth targets, including 11 to 13 percent annual growth in operating earnings per diluted share," said J. Barry Griswell, chairman and chief executive officer. "Four years later, we've established The Principal as an organization that delivers, with results year-to-date underscoring that point - third quarter EPS is up 14 percent to 75 cents, and through nine months, EPS is $2.19, an increase of 23 percent compared to the year ago period."

"We committed to driving growth by building on our U.S. retirement services leadership; by leveraging our retirement leadership and expertise internationally; and by creating a successful global asset manager," said Griswell. "Again, results for the quarter and year-to-date emphasize our continued success."

o Operating earnings for the company's largest U.S. retirement business, pension full service accumulation, are up 10 percent from a year ago to $62.7 million and up 12 percent through nine months to $185.5 million.

o Organic full service accumulation sales were a record $1.9 billion in the third quarter, driving the nine month total to nearly $4.5 billion, and positioning the company to achieve or exceed its full year organic sales target of $5.7 to $5.8 billion.

o Full service accumulation account values are up 25 percent from a year ago at $75.1 billion, including net cash flow of $1.3 billion in the third quarter, the business' best net cash flow quarter in more than 2 years.

o Principal International, the company's business in Latin America and Asia delivered a record $19.7 million in operating earnings in the third quarter, contributing to 68 percent growth in earnings year-to-date.

o Principal Global Investors' operating earnings improved 65 percent compared to a year ago to $18.0 million in third quarter 2005, and are up $16.8 million, or 44 percent through nine months, driven by a 41 percent or $11.8 billion increase in third party assets under management compared to the year ago quarter.

"Strong growth in our retirement and asset management businesses reflects continued enhancements to distribution, improvements in investment performance, and a significantly expanded array of value-added solutions," said Griswell. "We're also making meaningful progress in profitably growing our life and health insurance businesses, with record operating revenues of $1.1 billion in third quarter 2005. And for the third quarter and year-to-date, reflecting very good sales and retention, both the Individual Life and Specialty Benefits divisions have achieved double-digit operating earnings growth, driving segment earnings up solidly to $211 million for the first nine months."

Additional highlights:

o Net income available to common stockholders for the nine months ended September 30, 2005 increased to $654.4 million, or $2.23 per diluted share compared to $612.1 million, or $1.92 per diluted share during the same period a year ago.

o Operating earnings for the nine months ended September 30, 2005 increased 14 percent to $644.5 million, from $565.1 million in the year earlier period.

o Operating revenues for the nine months ended September 30, 2005 increased 6 percent to $6,561.3 million from $6,202.9 million in the year earlier period.

o Record total company assets under management (AUM) of $188.4 billion as of September 30, 2005, an increase of $34.0 billion or 22 percent compared to September 30, 2004.(3)

o Continued strong sales of the company's other key retirement and investment products, including $817 million for mutual funds and $450 million for individual annuities in third quarter 2005, driving nine month totals to $2.5 billion and $1.5 billion, respectively.


                               SEGMENT HIGHLIGHTS

U.S. ASSET MANAGEMENT AND ACCUMULATION

Segment operating earnings for third quarter 2005 were $133.3 million, compared to $123.5 million for the same period in 2004. The increase was primarily driven by a $7.1 million increase in Principal Global Investors earnings, reflecting continued strong growth in assets under management and record commercial mortgage securitization earnings, and a $5.5 million increase in pension full service accumulation earnings, reflecting continued strong growth in account values.

Operating revenues for the third quarter increased 5 percent to $975.4 million compared to $931.3 million for the same period in 2004. Increased fee revenues, reflecting higher account values for pension full service accumulation and higher assets under management for Principal Global Investors, more than offset lower sales of single premium group annuities. The single premium product, typically used to fund defined benefit plan terminations, can generate large premiums from very few customers and therefore tends to vary from period to period. Excluding this product, revenues for the segment increased 8 percent.

Segment assets under management continued to increase, reaching a record $159.0 billion as of September 30, 2005, up 3 percent from $154.8 billion as of June 30, 2005, and up 22 percent from $130.5 billion as of September 30, 2004. (3) Pension full service accumulation account values were $75.1 billion as of September 30, 2005 compared to $60.0 billion as of September 30, 2004. Third quarter 2005 account values reflect the fourth quarter 2004 acquisition of ABN AMRO Trust Services Company, which included $4.0 billion of account values at the time of purchase.

INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION

Segment operating earnings for third quarter 2005 were a record $19.7 million (which included tax benefits of $1.0 million), compared to $10.9 million for third quarter 2004 (which included tax benefits of $3.2 million). After adjusting for the tax benefits in both periods, approximately two-thirds of the increase from third quarter 2004 reflects improved operating performance, primarily in the pension operations in Mexico and Brazil, driven by continued strong growth in assets under management. The increase also reflects refinement of accrued revenues in the Mexican pension business.

Operating revenues were $148.4 million for third quarter 2005, compared to $136.0 million for the same period last year, primarily due to higher revenues in Mexico, including improved net cash flows from pension plan participants and higher single premium annuity sales.

Assets under management for the segment were $14.7 billion as of September 30, 2005, compared to $11.8 billion as of June 30, 2005, and compared to $9.1 billion as of September 30, 2004.(4)

LIFE AND HEALTH INSURANCE

Segment operating earnings for third quarter 2005 were $65.4 million, compared to $71.6 million for the same period in 2004. Higher earnings in the Individual Life division, reflecting improved claim results, as well as in the Specialty Benefits division, reflecting improved claim results and strong premium growth, were more than offset by a decline in Health division earnings due to higher loss ratios.

Operating revenues increased to a record $1,106.1 million for the quarter, compared to $1,051.8 million for the same period in 2004. Specialty Benefits revenues increased 15 percent, driven by strong sales and steady retention in each of the division's product lines. Health division revenues increased 4 percent, primarily due to higher premium per member and a 4 percent increase in total group medical covered members. Individual Life revenues were relatively flat, as the company continued its shift in marketing emphasis from traditional premium-based products to fee-based universal life and variable universal life products. Unlike traditional premium-based products, universal life and variable universal life premium are not reported as GAAP revenue.

CORPORATE AND OTHER

Operating losses for third quarter 2005 were $4.1 million, compared to operating losses of $0.8 million for the same period in 2004. As operations in the corporate segment are diverse, many items contributed to the variance. The primary contributor to higher operating losses was the preferred stock dividend declared in third quarter 2005, associated with the company's June 2005 issuance of non-cumulative perpetual preferred stock. The dividend reduced third quarter 2005 operating results within the Corporate segment by $9.4 million with no corresponding activity in the year earlier period. Higher earnings from real estate operations and a benefit due to tax-related matters largely offset the impact of the dividend.

FORWARD LOOKING AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. These statements are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2004, and in the company's quarterly report on Form 10-Q for the quarter ended June 30, 2005, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; and investment portfolio risks.

USE OF NON-GAAP FINANCIAL MEASURES
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible that these adjusting items have occurred in the past and could recur in the future. Management also uses non-GAAP measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

SHARE REPURCHASES
In June 2005, following the Board's share repurchase authorization of up to 15.0 million shares, the company entered into an accelerated stock repurchase agreement with a third party investment bank for approximately 13.7 million shares of Principal Financial Group, Inc. common stock with an initial payment of $542.3 million, using cash proceeds from the company's June issuance of perpetual preferred stock. The transaction is subject to a market price adjustment provision based on the volume weighted average market price over the execution period. The company currently expects the program to be fully executed by the end of November 2005, and estimates paying a true-up adjustment of approximately $80 million, based on share price appreciation to date.

STOCK OPTIONS
The company expenses employee stock options and the employee stock purchase plan, resulting in an after-tax expense of $5.8 million and $16.3 million, respectively for the three and nine months ended September 30, 2005, compared to $5.4 million and $16.8 million, respectively for the three and nine months ended September 30, 2004.

EARNINGS CONFERENCE CALL
At 9:00 A.M. (CST) tomorrow, Chairman and CEO J. Barry Griswell and Executive Vice President and CFO Mike Gersie will lead a discussion during a live conference call. Parties interested in listening to the conference call live may access the webcast on the Principal Financial Group Investor Relations (IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. callers) or (706) 643-7701 (International callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (US callers) or (706) 645-9291 (International callers). The access code for the replay is 9732195. Replays will be available through November 8, 2005. The financial supplement is currently available on our website and will be referred to during the conference call.

OUTLOOK FOR FULL YEAR 2006
In early December 2005, in a separate release, the company will communicate its outlook for the year ended December 31, 2006, including expected ranges for net income available to common stockholders per diluted share and operating earnings per diluted share.

ABOUT THE PRINCIPAL FINANCIAL GROUP
The Principal Financial Group(R) (The Principal (R))(5) is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $188.4 billion in assets under management(6) and serves some 15.3 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.

                                       ###

SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS

                                                                     OPERATING EARNINGS* IN MILLIONS
                                                     -------------------------------------------------------------
                                                          THREE MONTHS ENDED,            NINE MONTHS ENDED,
                                                     ------------------------------ ------------------------------
                                           SEGMENT        9/30/05         9/30/04        9/30/05        9/30/04
---------------------------------------------------- --------------- -------------- -------------- ---------------
             U.S. ASSET MANAGEMENT AND ACCUMULATION          $133.3         $123.5         $402.4          $364.7
---------------------------------------------------- --------------- -------------- -------------- ---------------
    INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION            19.7           10.9           48.3            28.8
---------------------------------------------------- --------------- -------------- -------------- ---------------
                          LIFE AND HEALTH INSURANCE            65.4           71.6          211.2           203.3
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                   MORTGAGE BANKING              -              -              -            (10.3)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                CORPORATE AND OTHER            (4.1)          (0.8)         (17.4)          (21.4)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                                 OPERATING EARNINGS           214.3          205.2          644.5           565.1
---------------------------------------------------- --------------- -------------- -------------- ---------------
                    NET REALIZED/UNREALIZED CAPITAL
                                LOSSES, AS ADJUSTED            (4.2)         (10.6)          (4.7)          (78.2)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                        OTHER AFTER-TAX ADJUSTMENTS            (0.1)         104.2           14.6           125.2
---------------------------------------------------- --------------- -------------- -------------- ---------------
        NET INCOME AVAILABLE TO COMMON STOCKHOLDERS          $210.0         $298.8         $654.4          $612.1

                                                          PER DILUTED EARNINGS PER SHARE AVAILABLE TO
                                                                         COMMON STOCKHOLDERS

                                                          THREE MONTHS ENDED,            NINE MONTHS ENDED,
                                                     ------------------------------ ------------------------------
                                                          9/30/05         9/30/04        9/30/05        9/30/04
                                                     --------------- -------------- -------------- ---------------
                                 OPERATING EARNINGS      $  0.75          $ 0.66         $ 2.19         $  1.78
---------------------------------------------------- --------------- -------------- -------------- ---------------
                    NET REALIZED/UNREALIZED CAPITAL
                                LOSSES, AS ADJUSTED        (0.01)          (0.03)         (0.01)          (0.25)
---------------------------------------------------- --------------- -------------- -------------- ---------------
                        OTHER AFTER-TAX ADJUSTMENTS         -               0.32           0.05            0.39
---------------------------------------------------- --------------- -------------- -------------- ---------------
        NET INCOME AVAILABLE TO COMMON STOCKHOLDERS      $  0.74          $ 0.95         $ 2.23         $  1.92
---------------------------------------------------- --------------- -------------- -------------- ---------------
 WEIGHTED-AVERAGE DILUTED COMMON SHARES OUTSTANDING       283.9           313.0          294.0           318.0
---------------------------------------------------- --------------- -------------- -------------- ---------------

*OPERATING EARNINGS VERSUS U.S. GAAP (GAAP) NET INCOME
Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, determining employee compensation, and evaluating performance on a basis comparable to that used by securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments we believe are not indicative of overall operating trends. Note: after-tax adjustments have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, we believe the presentation of segment operating earnings enhances the understanding of our results of operations by highlighting earnings attributable to the normal, ongoing operations of our businesses.

                         PRINCIPAL FINANCIAL GROUP, INC.
                              RESULTS OF OPERATIONS
                                  (IN MILLIONS)

                                                       THREE MONTHS ENDED               NINE MONTHS ENDED
                                                 ---------------- --------------- --------------- ---------------
                                                     9/30/05         9/30/04         9/30/05         9/30/04
                                                 ---------------- --------------- --------------- ---------------

Premiums and other considerations                      $  943.4        $  923.8        $2,826.4        $2,736.8
Fees and other revenues                                   423.3           363.6         1,245.8         1,060.4
Net investment income                                     853.5           822.6         2,483.4         2,396.4
Net realized/unrealized capital gains (losses)             (1.8)          (21.3)            6.9         (130.1)
                                                 ---------------- --------------- --------------- ---------------
  TOTAL REVENUES                                        2,218.4         2,088.7         6,562.5         6,063.5
                                                 ---------------- --------------- --------------- ---------------
Benefits, claims, and settlement expenses               1,281.3         1,238.0         3,780.1         3,645.2
Dividends to policyholders                                 73.9            72.0           219.0           219.7
Operating expenses                                        576.8           543.3         1,714.5         1,593.9
                                                 ---------------- --------------- --------------- ---------------
  TOTAL EXPENSES                                        1,932.0         1,853.3         5,713.6         5,458.8
                                                 ---------------- --------------- --------------- ---------------
Income from continuing operations before
  income taxes                                            286.4           235.4           848.9           604.7
Income taxes                                               67.1            40.7           201.1           118.8
                                                 ---------------- --------------- --------------- ---------------
Income from continuing operations, net of
  related income taxes                                    219.3           194.7           647.8           485.9
Income from discontinued operations, net of
  related taxes                                             0.1           104.1            16.0           131.9
                                                 ---------------- --------------- --------------- ---------------
Income before cumulative effect of
  accounting change                                       219.4           298.8           663.8           617.8
Cumulative effect of accounting change, net
  of related income taxes                                   -               -               -              (5.7)
                                                 ---------------- --------------- --------------- ---------------
NET INCOME                                                219.4           298.8           663.8           612.1
Preferred stock dividends                                   9.4               -             9.4              -
                                                 ---------------- --------------- --------------- ---------------
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS            $  210.0        $  298.8        $  654.4        $  612.1

Less:
Net realized/unrealized capital losses, as
  adjusted                                                 (4.2)          (10.6)           (4.7)          (78.2)
Other after-tax adjustments                                (0.1)          104.2            14.6           125.2
                                                 ---------------- --------------- --------------- ---------------
OPERATING EARNINGS                                     $  214.3        $  205.2        $  644.5        $  565.1
                                                 ================ =============== =============== ===============

                       SELECTED BALANCE SHEET STATISTICS
                                                                  PERIOD ENDED
                                                     --------------------- -------------------- -----------------
                                                           9/30/05              12/31/04            9/30/04
                                                     --------------------- -------------------- -----------------
Total assets (in billions)                                 $   121.1            $   113.8         $   109.8
Total common equity (in millions)                          $ 7,800.1            $ 7,544.3         $ 7,694.4
Total common equity excluding accumulated other
  comprehensive income (in millions)                       $ 6,635.6            $ 6,231.0         $ 6,412.2
End of period common shares outstanding (in
  millions)                                                    279.9                300.6             307.0
Book value per common share                                $    25.93           $    25.10        $    25.06
Book value per common share excluding
  accumulated other comprehensive income                   $    21.77           $    20.73        $    20.89



                         PRINCIPAL FINANCIAL GROUP, INC.
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                       (IN MILLIONS, EXCEPT AS INDICATED)
                                                                    THREE MONTHS ENDED           NINE MONTHS ENDED
                                                             ----------------------------- ---------------------------
                                                                    9/30/05      9/30/04       9/30/05       9/30/04
                                                             -------------- -------------- ------------- -------------
DILUTED EARNINGS PER COMMON SHARE:
Operating Earnings                                                    0.75           0.66          2.19          1.78
Net realized/unrealized capital losses                               (0.01)         (0.03)        (0.01)        (0.25)
Other after-tax adjustments                                           -              0.32          0.05          0.39
                                                             -------------- -------------- ------------- -------------
Net income available to common stockholders                           0.74            0.95         2.23          1.92
                                                             ============== ============== ============= =============

BOOK VALUE PER COMMON SHARE EXCLUDING OTHER
  COMPREHENSIVE INCOME:
Book value per common share excluding other comprehensive
  income                                                             21.77           20.89        21.77         20.89
Net unrealized capital gains                                          4.32            4.58         4.32          4.58
Foreign currency translation                                         (0.14)          (0.41)       (0.14)        (0.41)
Minimum pension liability                                            (0.02)           -           (0.02)         -
                                                             -------------- -------------- ------------- -------------
Book value per common share including other comprehensive
  income                                                             25.93           25.06        25.93         25.06
                                                             ============== ============== ============= =============
OPERATING REVENUES:
USAMA                                                               975.4           931.3      2,903.8       2,731.4
IAMA                                                                148.4           136.0        439.4         371.3
Life and Health                                                   1,106.1         1,051.8      3,264.2       3,117.8
Corporate and Other                                                  (8.0)           (7.3)       (46.1)        (17.6)
                                                             -------------- -------------- ------------- -------------
Total operating revenues                                          2,221.9         2,111.8      6,561.3       6,202.9
Add:  Net realized/unrealized capital gains (losses) and
  related fee adjustments                                            (3.2)          (23.2)         3.4        (137.9)
Less:  Operating revenues from discontinued real estate               0.3            (0.1)         2.2           1.5
                                                            -------------- -------------- ------------- -------------
Total GAAP revenues                                               2,218.4         2,088.7      6,562.5       6,063.5
                                                             ============== ============== ============= =============
OPERATING EARNINGS:
USAMA                                                               133.3           123.5        402.4         364.7
IAMA                                                                 19.7            10.9         48.3          28.8
Life and Health                                                      65.4            71.6        211.2         203.3
Mortgage Banking                                                      -               -            -           (10.3)
Corporate and Other                                                  (4.1)           (0.8)       (17.4)        (21.4)
                                                             -------------- -------------- ------------- -------------
Total operating earnings                                            214.3           205.2        644.5         565.1
Net realized/unrealized capital losses                               (4.2)          (10.6)        (4.7)        (78.2)
Other after-tax adjustments                                          (0.1)          104.2         14.6         125.2
                                                             -------------- -------------- ------------- -------------
Net income available to common stockholders                         210.0           298.8        654.4         612.1
                                                             ============== ============== ============= =============

NET REALIZED/UNREALIZED CAPITAL GAINS (LOSSES):
Net realized/unrealized capital losses, as adjusted                  (4.2)          (10.6)        (4.7)        (78.2)
Add:
Amortization of DPAC and sale inducement costs                       (3.6)            0.6          0.3          (2.0)
Capital gains distributed                                             2.6             0.1          3.8           1.3
Tax impacts                                                           -             (13.4)         1.8         (59.3)
Minority interest capital gains                                       2.0             0.1          2.2           0.3
Less related fee adjustments:
Unearned front-end fee income                                        (1.0)            -            0.8          (0.1)
Certain market value adjustments to fee revenues                     (0.4)           (1.9)        (4.3)         (7.7)
                                                             -------------- -------------- ------------- -------------
GAAP net realized/unrealized capital gains (losses)                  (1.8)          (21.3)         6.9        (130.1)
                                                             ============== ============== ============= =============

OTHER AFTER TAX ADJUSTMENTS:
SOP 03-1 implementation                                               -               -            -            (5.7)
Discontinued operations - Mortgage Banking                           (7.7)           94.1         (7.7)        120.6
Discontinued operations - Argentina                                   -              10.1          -            10.3
Gain on disposal of discontinued real estate                          7.6             -           22.3           -
                                                             -------------- -------------- ------------- -------------
Total other after-tax adjustments                                    (0.1)          104.2         14.6         125.2
                                                             ============== ============== ============= =============


--------
(1) Segment highlights that follow discuss a number of items benefiting third quarter 2005 operating earnings.
(2) Use of non-GAAP financial measures, as well as a reconciliation of these measures to U.S. GAAP, is included later in this release.
(3) AUM as of September 30, 2005 includes $228 million of amounts funded by Principal Life Insurance Company or third party investors for structured credit transactions. These structures have $6.4 billion of underlying reference portfolio value that is managed by Principal Global Investors. Prior to September 30, 2005, the underlying reference portfolio value had been included in AUM. Previously reported assets under management have been adjusted to reflect this change. Separately, Principal Global Investors services $7.4 billion of commercial mortgages it has previously securitized, which are not included in AUM.
(4) In third quarter 2005, Principal International increased ownership in its Malaysian joint venture. As a result of increased ownership, joint venture assets under management of $1.8 billion are included in segment AUM as of September 30, 2005.
(5) "The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
(6)  As of September 30, 2005

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